Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Amended and Restated 2018 Employee Stock Purchase Plan of Global Industrial Company of our reports dated February 27, 2026, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Global Industrial Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission. /s/ ERNST & YOUNG LLP New York, New York June 24, 2026